UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)

August 23, 2022

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on August 23, 2022, our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Matthew W. Chapman	441,372,680	25,195,017	239,809	36,493,066
Esther L. Johnson	396,878,677	69,693,518	235,311	36,493,066
Karlton D. Johnson	455,478,080	11,079,536	249,890	36,493,066
Wade F. Meyercord	439,096,192	27,473,685	237,629	36,493,066
Ganesh Moorthy	461,182,746	5,403,953	220,807	36,493,066
Karen M. Rapp	447,898,657	18,678,837	230,012	36,493,066
Steve Sanghi	437,663,879	28,926,764	216,863	36,493,066

In addition, the following proposals were voted on and approved at the annual meeting:

1.Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
481,161,890	21,945,838	192,844	0

2.Proposal to approve the compensation of our named executive officers on an advisory (non-binding) basis.

Votes For	Votes Against	Abstentions	Broker Non Votes
427,104,712	39,088,662	614,132	36,493,066

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2022

Microchip Technology Incorporated

By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Sr. Vice President, Chief Financial Officer
(Principal Accounting and Financial Officer)